UNITED STATES SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-A
FOR REGISTRATION OF CERTAIN CLASSES OF SECURITIES
PURSUANT TO SECTION 12(b) OR (g) OF THE
SECURITIES EXCHANGE ACT OF 1934

FIRST INDUSTRIAL REALTY TRUST, INC.
(Exact name of registrant as specified in its charter)

Maryland (State of incorporation or organization)	36-3935116 (I.R.S. Employer Identification No.)
311 S. Wacker Drive, Suite 4000
Chicago, Illinois 60606
(Address of principal executive offices and zip code)

Securities to be registered pursuant to Section 12(b) of the Act:

Title of each class to be so registered	Name of each exchange on which each class is to be registered

Depositary Shares Each Representing 1/10,000 of a Share of 7.25% Series J Cumulative Preferred Stock Liquidation Preference Equivalent to $25.00 per Depositary Share	The New York Stock Exchange

     If this form relates to the registration of a class of securities pursuant to Section 12(b) of the Exchange Act and is effective pursuant to General Instruction A.(c), check the following box. ☑
     If this form relates to the registration of a class of securities pursuant to Section 12(g) of the Exchange Act and is effective pursuant to General Instruction A.(d), check the following box. ☐

Securities Act registration statement file number to which this form relates (if applicable): 333-117842-01
Securities to be registered pursuant to Section 12(g) of the Act:
NONE
(Title of class)

Item 1: Description of Registrant’s Securities to be Registered.
     The description of First Industrial Realty Trust, Inc’s (the “Company”) Depositary Shares Each Representing 1/10,000 of a Share of 7.25% Series J Cumulative Preferred Stock Liquidation Preference Equivalent to $25.00 per Depositary Share registered hereby incorporated by reference to the information set forth under the caption “Description of Series J Preferred Shares and Depositary Shares” in the Prospectus Supplement dated January 10, 2006 and under the captions “Description of Preferred Stock” and “Description of Depositary Shares” in the accompanying Prospectus dated August 30, 2004, filed with the Securities and Exchange Commission (the “Commission”) on January 11, 2006 pursuant to Rule 424(b) under the Securities Act of 1933, as amended.
Item 2: Exhibits.
     The following exhibits are filed as a part of this registration statement:

Exhibit No.	Description
1.1	Registrant’s Prospectus Supplement dated January 10, 2006, together with accompanying Prospectus dated August 30, 2004 (filed with the Commission pursuant to Rule 424(b) under the Securities Act on January 11, 2006).

1.2	Amended and Restated Articles of Incorporation of the Company (incorporated by reference to Exhibit 3.1 of the Company’s 10-Q for the fiscal quarter ended June 30, 1996, File No. 1-13102)

1.3	Articles of Amendment to the Company’s Articles of Incorporation, dated June 20, 1994 (incorporated by reference to Exhibit 3.2 of the Form 10-Q of the Company for the fiscal quarter ended June 30, 1996, File No. 1-13102).

1.4	Articles of Amendment to the Company’s Articles of Incorporation, dated May 31, 1996 (incorporated by reference to Exhibit 3.3 of the Form 10-Q of the Company for the fiscal quarter ended June 30, 1996, File No. 1-13102).

1.5	Amended and Restated Bylaws of the Company, dated September 4, 1997 (incorporated by reference to Exhibit 1 of the Company’s Form 8-K, dated September 4, 1997, as filed on September 29, 1997, File No. 1-13102).

1.6	Form of Articles Supplementary to the Amended and Restated Articles of Incorporation of the Company relating to the Company’s 7.25% Series J Cumulative Redeemable Preferred Stock, $.01 par value (filed herewith).

1.7	Form of Deposit Agreement (filed herewith).

1.8	Form of Certificate representing Depositary Receipts (filed herewith as Annex A to Exhibit 1.7).

SIGNATURE
     Pursuant to the requirements of Section 12 of the Securities Exchange Act of 1934, the Registrant has duly caused this registration statement to be signed on its behalf by the undersigned, thereto duly authorized.
Dated: January 13, 2006

FIRST INDUSTRIAL REALTY TRUST, INC. (Registrant)
By:	/s/ John H. Clayton
	Name:	John H. Clayton
	Title:	Vice President - Corporate Legal & Secretary